                                                                           EX. 5

               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                           April 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                        Re:  The Quigley Corporation
                             Registration Statement on Form S-3
                             ----------------------------------

Ladies and Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-3 dated
April 25, 2002, (the  "Registration  Statement"),  filed with the Securities and
Exchange  Commission  by The  Quigley  Corporation,  a Nevada  corporation  (the
"Company").  The Registration Statement relates to the resale by certain selling shareholders of an aggregate of 1,000,000 shares (the "Shares") of the Company's
Common Stock,  $.0005 par value. The Shares will be issued by the Company to the selling  shareholders  named in the Registration  Statement upon the exercise of outstanding warrants.

            We advise you that we have examined  original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and shareholders  of  the  Company,  the  Registration  Statement,  and  such  other documents,  instruments and certificates of officers and  representatives of the
Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and will be validly issued,  fully paid and  non-assessable upon the exercise of the warrants,  subject,  however, to receipt by the Company of the  exercise  price for the  warrants in  accordance  with their  respective terms.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

            We advise you that  certain  members of this firm are  optionholders and shareholders of the Company.

                                    Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                          --------------------------------------------------
                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP